Exhibit 1.1
Underwriting Agreement
March 7, 2007
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
     As Representatives of the
     several Underwriters listed
     in Schedule 1 hereto
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010
Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
J.P. Morgan Securities Inc.
270 Park Avenue
Eighth Floor
New York, NY 10017
Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004
Ladies and Gentlemen:
          Eli Lilly and Company, an Indiana corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $1,000,000,000 principal amount of its 5.20% Notes due 2017 (the “2017 Notes”), $700,000,000 principal amount of its 5.50% Notes due 2027 (the “2027 Notes”) and $800,000,000 principal amount of its 5.55% Notes due 2037 (the “2037 Notes”), in each case having the terms set forth in Schedule 2 hereto (such 2017 Notes, 2027 Notes and 2037 Notes collectively, the “Securities”). The Securities will be issued pursuant to an Indenture dated as of February 1, 1991 (as may be supplemented from time to time, the “Indenture”) between the Company and Citibank, N.A., as trustee (the “Trustee”).
          The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to (i) 99.480% of the principal amount thereof in the case of the 2017 Notes, (ii) 98.609% of the principal amount thereof in the case of the 2027 Notes and (iii) 98.503% of the principal amount thereof in the case of the 2037 Notes, plus, in each case, accrued interest, if any, from March 14, 2007 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
          The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule 3 hereto sets forth the Time of Sale Information made available at the Time of Sale. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
          Payment for and delivery of the Securities shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on March 14, 2007, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing (the “Closing Date”).
          Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note (or a true copy thereof) will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
          All provisions contained in the document entitled Eli Lilly and Company Underwriting Agreement Standard Provisions (Debt Securities) are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions (Debt Securities) is otherwise defined herein, the definition set forth herein shall control.

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          This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
          All statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Representatives at the offices or facsimile numbers thereof specified in Schedule 2 hereto, as may be amended from time to time by written notice to the Company; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Lilly Corporate Center, Indianapolis, Indiana 46285, fax (317) 276-3492, attention: General Counsel.

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          If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, ELI LILLY AND COMPANY
By
Name:
Title:

Accepted: March 7, 2007
CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.
For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

CREDIT SUISSE SECURITIES (USA) LLC

By
Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By
Authorized Signatory

J.P. MORGAN SECURITIES INC.

By
Authorized Signatory

GOLDMAN, SACHS & CO.

By
Authorized Signatory

Schedule 1

	Principal Amount
Underwriter	2017 Notes	2027 Notes	2037 Notes
Credit Suisse Securities (USA) LLC	$270,000,000	$189,000,000	$216,000,000
Deutsche Bank Securities Inc.	270,000,000	189,000,000	216,000,000
J.P. Morgan Securities Inc.	270,000,000	189,000,000	216,000,000
Goldman, Sachs & Co.	130,000,000	91,000,000	104,000,000
Barclays Capital Inc.	15,000,000	10,500,000	12,000,000
Citigroup Global Markets Inc.	15,000,000	10,500,000	12,000,000
Morgan Stanley & Co. Incorporated	15,000,000	10,500,000	12,000,000
Utendahl Capital Group, LLC	15,000,000	10,500,000	12,000,000

Total	$1,000,000,000	$700,000,000	$800,000,000

Schedule 2
Representatives and Addresses for Notices:

Credit Suisse Securities (USA) LLC	Deutsche Bank Securities
Eleven Madison Avenue	60 Wall Street, 2nd Floor
New York, NY 10010	New York, NY 10005
Attention: Transaction Advisory Group	Attention: Debt Capital Markets
Fax: (917) 256-7570	Fax: (212) 797-2202

J.P. Morgan Securities Inc.	Goldman, Sachs & Co.
270 Park Avenue	One New York Plaza,
New York, NY 10017	42nd Floor
Attention: High Grade Syndicate Desk	New York, NY 10004
Fax: (212) 834-6081	Attention: Registration Department
Certain Terms of the Securities:
     The Securities shall have the terms set forth in the Prospectus, including those set forth on Schedule 4 hereto.

Schedule 3
Time of Sale Information

1.	The Preliminary Prospectus
2.	The Pricing Term Sheet included in Schedule 4

Schedule 4
Eli Lilly and Company
Pricing Term Sheet

Issuer:	Eli Lilly and Company

Size:	$1,000,000,000	$700,000,000	$800,000,000

Maturity:	March 15, 2017	March 15, 2027	March 15, 2037

Coupon:	5.200%	5.500%	5.550%

Price:	99.930% of face amount	99.484% of face amount	99.378% of face amount

Yield to maturity:	5.209%	5.543%	5.593%

Spread to Benchmark Treasury:	0.720%	0.900%	0.950%

Benchmark Treasury:	4.625% due 02/15/2017	4.500% due 02/15/2036	4.500% due 02/15/2036

Benchmark Treasury Price and Yield:	101-02+ 4.489%	97-23+ 4.643%	97-23+ 4.643%

Interest Payment Dates:	March 15 and September 15, commencing September 15, 2007

Redemption Provisions:
Make-whole call	Make-whole plus 12.5 bps	Make-whole plus 20 bps	Make-whole plus 20 bps

CUSIP:	532457 BB3	532457 AZ1	532457 BA5

Settlement:	T+5; March 14, 2007

Ratings:	Moody’s: Aa3
Standard & Poor’s: AA

Denominations:	$2,000 x $1,000
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037, Deutsche Bank Securities Inc. toll free at 1-800-503-4611, J.P. Morgan Securities Inc. collect at (212) 834-4533 or Goldman, Sachs & Co. toll free 1-877-471-2526.

ELI LILLY AND COMPANY
UNDERWRITING AGREEMENT
STANDARD PROVISIONS
(DEBT SECURITIES)
March 7, 2007
     From time to time, Eli Lilly and Company, an Indiana corporation (the “Company”), may enter into one or more underwriting agreements in the form of Annex A hereto that provide for the sale of designated securities (the “Offered Securities”) to the several underwriters named therein (each an “Underwriter” and collectively, the “Underwriters”) for whom certain Underwriter(s) named therein shall act as representative(s) (the “Representative(s)”). The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S–3, including a prospectus (the “Basic Prospectus”), relating to the debt securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Offered Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Offered Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”) in connection with the Offered Securities, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of the Underwriting Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the effective date of the Registration statement with respect to the offering of the Offered Securities, as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.
     At or prior to the time when sales of the Offered Securities will be first made (the “Time of Sale”), the Company will prepare certain information (collectively, the “Time of Sale Information”) which information will be identified in Schedule 3 to the Underwriting Agreement, or such other schedule as specified therein, for such offering as constituting part of the Time of Sale Information.
     1. Representations and Warranties. The Company represents and warrants to each of the Underwriters that:
     (a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the commission thereunder (collectively, the “Trust Indenture Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus Supplement and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided that the Company makes no representation and warranty with respect to (i) that part of the

Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use therein.
     (b) The Time of Sale Information, at the Time of Sale and at the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
     (c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 3 to the Underwriting Agreement as constituting the Time of Sale Information, (v) any electronic road show or (vi) any other written communications in connection with the offering contemplated hereby approved in writing in advance by the Representative(s). Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use in any Issuer Free Writing Prospectus or Preliminary Prospectus.
     (d) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information complied or will comply when so filed in all material respects with the Exchange Act, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Indiana, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.
     (f) Each significant subsidiary (as defined in Regulation S-X of the Commission) of the Company has been duly incorporated or organized, as applicable, is validly existing as a corporation or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, has the corporate or other power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.
     (g) This Agreement has been duly authorized, executed and delivered by the Company.
     (h) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i)

the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.
     (i) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.
     (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its significant subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any significant subsidiary, and no consent, approval or authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities, except such as have been obtained and except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.
     (k) There has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Prospectus and the Time of Sale Information.
     (l) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement and the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required in or with the Registration Statement, the Time of Sale Information and the Prospectus.
     (m) Each of the Company and its significant subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (n) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (o) The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

     (p) The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Offered Securities.
     2. Public Offering. The Company is advised by the Representative(s) that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Representative(s)’ judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Time of Sale Information and the Prospectus.
     3. Purchase and Delivery. Payment for the Offered Securities shall be made in the funds and manner specified and at the time and place set forth in the Underwriting Agreement, upon delivery to the Representative(s) for the respective accounts of the several Underwriters of the Offered Securities, registered in such names and in such denominations as the Representative(s) shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid. The Company shall not be obligated to deliver any Offered Securities except upon payment for all the Offered Securities to be purchased as herein provided.
     The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in the Underwriting Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     4. Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:
     (a) Subsequent to the earlier of (x) the Time of Sale and (y) the execution and delivery of the Underwriting Agreement and prior to the Closing Date, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading in the rating accorded any of the Company’s securities by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. or Moody’s Investors Service;
     (b) there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus, that is material and adverse and that makes it impracticable or inadvisable to market or deliver the Offered Securities on the terms and in the manner contemplated in the Prospectus; and
     (c) the Representative(s) shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.
     (d) The Representative(s) shall have received on the Closing Date an opinion of counsel of Dewey Ballantine LLP, dated the Closing Date, to the effect set forth in Exhibit A.
     (e) The Representative(s) shall have received on the Closing Date an opinion of a deputy general counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit B.
     (f) The Representative(s) shall have received on the Closing Date an opinion of Davis Polk & Wardwell, special counsel for the Underwriters, or other counsel acceptable to the Representative(s), dated the Closing Date, to the effect set forth in Exhibit C.
     (g) The Representative(s) shall have received on the date of the Underwriting Agreement and on the Closing Date letters, dated as of such dates, in form and substance reasonably satisfactory to the Representative(s), from the Company’s independent auditors, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus.

     5. Covenants of the Company. In further consideration of the agreements of the Underwriters contained herein, the Company covenants as follows:
     (a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, as applicable, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule 4 hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Offered Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative(s) may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (b) To furnish the Representative(s), without charge, a copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement and each Issuer Free Writing Prospectus (if applicable) as the Representative(s) may reasonably request.
     (c) During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before amending or supplementing the Registration Statement (other than an amendment relating exclusively to securities other than the Offered Securities) or the Prospectus with respect to the Offered Securities, to furnish to the Representative(s) a copy of each such proposed Issuer Free Writing Prospectus, amendment or supplement and, with respect to any such filing on or after the date hereof and prior to the Closing Date, not to make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or to file any such proposed amendment or supplement to which the Representative(s) reasonably object.

     (d) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exists as a result of which it is necessary to amend or supplement the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus, as then amended or supplemented to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Underwriters either amendments or supplements to the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus so that the statements in the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus, as so amended or supplemented, will comply with law.
     (e) To endeavor to qualify, and to cooperate with the Underwriters in an endeavor to qualify, the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative(s) shall reasonably request and to pay all expenses (including reasonable fees and disbursements of one counsel for the Underwriters) in connection with such qualification and in connection with (i) the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Representative(s) may designate and (ii) any review of the offering of the Offered Securities by the National Association of Securities Dealers, Inc.; provided, however that the Company need not qualify the Offered Securities for offer and sale in any jurisdiction where such qualification would, in the reasonable opinion of the Company, be unduly burdensome to the Company.
     (f) To make generally available to the Company’s security holders and to the Representative(s) as soon as reasonably practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     (g) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities and (ii) medium-term notes and commercial paper issued in the ordinary course of business), without the prior written consent of the Representative(s).
     (h) To pay all costs, expenses, fees and taxes incident to the preparation, printing, authorization, issuance, sale and delivery of the Offered Securities; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus, including any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and any documents incorporated by reference in any of the foregoing documents; the costs of any filings with the National Association of Securities Dealers, Inc. in connection with the Offered Securities; fees paid to rating agencies in connection with the rating of any debt securities; the fees and expenses of qualifying the Offered Securities under the securities laws of the jurisdictions as provided in this Section and of preparing and printing a Blue Sky Memorandum, and a memorandum concerning the legality of Offered Securities as an investment (including fees and expenses of one counsel to the Underwriters in connection therewith); and all other costs and expenses incident to the performance of the Company’s obligations set forth herein; provided that, except as provided in this Section and in Section 10 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel and the expenses of advertising any offering of the Offered Securities made by the Underwriters.
     (i) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     6. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that

     (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule 3 to the Underwriting Agreement or prepared pursuant to Section 1(c) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus.”) Notwithstanding the foregoing the Underwriters may use a term sheet substantially in the form of Schedule 4 to the Underwriting Agreement without the consent of the Company.
     (b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Offered Securities (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     7. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use therein.
     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Representative(s) expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto, any Issuer Free Writing Prospectus or any Time of Sale Information.
     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to this Section 7 that the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel reasonably incurred related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative(s), in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     If the indemnification provided for in the first or second paragraph in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Offered Securities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, in respect thereof. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters and not joint. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.
     8. Termination. This Agreement shall be subject to termination in the Representative(s)’ absolute discretion, by notice given to the Company, if, after the earlier of the Time of Sale and the execution and delivery of the Underwriting Agreement and prior to the Closing Date, any of the following shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the American Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative(s) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.
     9. Defaulting Underwriters. If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase on such date, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respective names above bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative(s) may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered

Securities to be purchased on such date, and arrangements satisfactory to the Representative(s) and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative(s) or the Company shall have the right to postpone the Closing Date but in no event for longer then seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     10. Payment of Expenses Upon Termination. If this Agreement shall be terminated by the Representative(s) because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities, and upon demand, the Company shall pay the full amount to the Representative(s). If this Agreement is terminated pursuant to Section 8 hereof or pursuant to Section 9 hereof, the Company shall not be obligated to reimburse the Underwriters for such expenses.
     11. Miscellaneous. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.